SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	I-4033 (Commission File Number)	63-0366371 (IRS Employer Identification No.)
1200 Urban Center Drive Birmingham, Alabama 35242 (Address of principal executive offices) (zip code) Registrant's telephone number, including area code: (205) 298-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01	Entry into a Material Definitive Agreement

On February 9, 2006, the Compensation Committee of the Board of Directors of Vulcan Materials Company (the "Company") approved the annual base salaries effective March 1, 2006, the short term incentive payments (cash performance bonus) for 2005, and payments for previously granted performance share units for the three-year period ending December 31, 2005, for executive officers of the Company. The compensation for the CEO was ratified by the Board of Directors.

Salary and Cash Bonus

The Compensation Committee authorized the payment of annual bonus awards to each of the Company's executive officers for the year ended December 31, 2005 under the Vulcan Materials Company Executive Incentive Plan ("EIP") or the Management Incentive Plan ("MIP"). No executive may participate in both plans concurrently. The annual incentive awards, shown on the table below, were made within the maximum payable established under the Plans and were based on achieving previously established financial objectives. The EIP is intended to ensure the tax deductibility of the bonus for the Company. Total incentive payments to executive officers participating in the EIP in any year cannot exceed 4% of consolidated net earnings in excess of 6% of net capital for the prior year. Total payments under the MIP in any year cannot exceed 10% of consolidated net earnings in excess of 6% of net capital for the prior year.

The following table sets forth the annual base salary and cash bonus for the executive officers who will be included as the Named Executive Officers in the Company's 2006 proxy statement. Please note that any changes to base salaries do not become effective until March 1 of each year. Consequently, the 2005 base salary shown in the table below is a higher amount than the actual salary earned from January 1 through December 31, 2005. The actual salary earned for 2005 is the amount that will be reflected in the Summary Compensation table in Vulcan's Proxy Statement for its 2006 Annual meeting.

Named Executive	Title	Year	New Base Salary ($)	Bonus ($)
James, Don Badgett, Mac Denson, Bill Sansone, Dan Smack, Jim

Chairman and Chief Executive Officer

Senior Vice President, Construction Materials East

Senior Vice President, General Counsel and Secretary

Senior Vice President, Chief Financial Officer and Treasurer

Senior Vice President, Construction Materials

		2006 2005 2006 2005 2006 2005 2006 2005 2006 2005	1,125,000 1,060,000 445,000 425,000 360,000 345,000 445,000 430,000 440,000 425,000	2,700,000 1,400,000 400,000 280,000 475,000 250,000 563,000 220,000 393,000 260,000

Long-Term Incentive Award Payments

The Compensation Committee also authorized payments to the Company's executive officers for the Performance Share Units previously granted pursuant to the Company's 1996 Long-Term Incentive Plan. The payments were based on internal performance measures along with changes in the market value of our common stock and total shareholder return versus a preselected comparison group.

The following table sets forth the amount earned for the previously granted 2003 Performance Share Units for the period ending December 31, 2005. Note that the value will be paid in approximately 50% cash and 50% stock.

Named Executive	Title	Performance Period	Original Grant	Units Earned	Value ($)
James, Don Badgett, Mac Denson, Bill Sansone, Dan Smack, Jim

Chairman and Chief Executive Officer

Senior Vice President, Construction Materials East

Senior Vice President, General Counsel and Secretary

Senior Vice President, Chief Financial Officer and Treasurer

Senior Vice President, Construction Materials

		1/1/2003 - 12/31/2005 1/1/2003 - 12/31/2005 1/1/2003 - 12/31/2005 1/1/2003 - 12/31/2005 1/1/2003 - 12/31/2005	37,000 7,000 4,600 3,600 4,100	58,534 9,667 7,277 5,112 5,662	4,623,601 763,596 574,810 403,797 447,241
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.
Dated: February 15, 2006	VULCAN MATERIALS COMPANY (Registrant) By: /s/William F. Denson, III William F. Denson, III